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[LOGO] The AIG Life Companies (U.S.)                              EXHIBIT (e)(6)
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                             Executive Advantage/SM/
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                          DOLLAR COST AVERAGING REQUEST
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Policy Number: ____________   Policyholder: ____________________________________
                                           (Last Name, First Name, Middle Name)
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Insured:       ____________________________________         Social Security No.: ______-_____-______
               (Last Name, First Name, Middle Name)
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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.
Allocations must be in 1% increments and no less than 5% to any one account. The total must equal 100%.

                                                                 Percent
                                                                 -------
GUARANTEED ACCOUNT                                               ______%

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income                   ______%
  AllianceBernstein Growth Portfolio                             ______%
  AllianceBernstein Growth and Income Portfolio                  ______%
  AllianceBernstein Premium Growth Portfolio                     ______%
  AllianceBernstein Quasar Portfolio                             ______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                        ______%
  VP International Fund                                          ______%
CREDIT SUISSE TRUST
  Emerging Growth Portfolio                                      ______%
  Emerging Markets Portfolio                                     ______%
  Global Post-Venture Capital Portfolio                          ______%
  International Focus Portfolio                                  ______%
  Large Cap Value Portfolio                                      ______%
  Small Cap Growth Portfolio                                     ______%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II AND III
  VIP Balanced Portfolio                                         ______%
  VIP Contrafund Portfolio                                       ______%
  VIP Index 500 Portfolio                                        ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Developing Markets Securities - Class 2                        ______%
  Growth Securities - Class 2                                    ______%
  Foreign Securities - Class 2                                   ______%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                          ______%
  International Equity Fund                                      ______%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1                       ______%
  Emerging Markets Equity Portfolio Class 1                      ______%
  High Yield Portfolio Class 1                                   ______%
  Mid Cap Growth Portfolio Class 1                               ______%
  Money Market Portfolio Class 1                                 ______%
  Technology Portfolio Class 1                                   ______%
  U.S. Mid Cap Core Portfolio Class 1                            ______%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                         ______%
PIMCO VARIABLE INSURANCE TRUST
  Long Term U.S. Government                                      ______%
  Total Return Bond Portfolio                                    ______%

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Select one transfer option:
     [_] $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.
     [_] Entire current balance in the Money Market Subaccount over __________ months (maximum 24).
          I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

          I understand that automatic transfers will remain in effect until one of the following occurs:

            1.  My balance in the Money Market Subaccount is depleted;
            2.  You receive my written request to cancel future transfers;
            3.  You receive notification of the Insured's death;
            4.  The Policy ends without value; or
            5.  I submit a new Dollar Cost Averaging Request form.
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As Policyholder, I represent that the statements and answers in this Dollar Cost
Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

______________________________________________     _____________________________
Signature of Insured                               Signature of Policyholder (if
                                                   other than Insured)
________________________________  ____, 20___
Date Signed

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Dollar Cost Averaging, Executive Advantage/SM/, 05/03